EXHIBIT 24.1

AMENDING THE DIVIDEND REINVESTMENT AND STOCK

PURCHASE PLAN AND AUTHORIZING THE

ISSUANCE AND SALE THROUGH THE PLAN OF

ADDITIONAL SHARES OF COMMON STOCK

WHEREAS, The Board of Directors (the “Board”) of Southwest Gas Corporation (the “Corporation”) established the Dividend Reinvestment and Stock Purchase Plan (“Plan”) as a convenient means to attract and retain investors;

WHEREAS, The Board believes it to be in the best interests of the Corporation to amend the Plan to allow the Company to move between original issue shares and open market purchases based on the financial requirements of the Corporation;

WHEREAS, The Board further believes that it is in the best interests of this Corporation to reserve an additional 1,000,000 shares of its $1 par value common stock (the “Additional Shares”) for issuance and sale in accordance with the provisions of the Plan; and

WHEREAS, This Corporation has existing authorization from the California Public Utilities Commission to issue and sell the contemplated level of Additional Shares through the Plan.

NOW, THEREFORE, BE IT RESOLVED, Effective February 24, 2009, the following provisions of the Plan are amended to read as follows:

1.	Purpose

The purpose of the Plan is to provide shareholders, natural gas customers, residents of Arizona, California and Nevada (“Residents”), and employees of Southwest Gas Corporation (the “Company”) a simple and convenient method of investing in shares of the Company’s Common Stock (“Common Stock”). Shares purchased under the Plan will be either (i) authorized but unissued shares purchased from the Company (“Original Issue Shares”) or (ii) outstanding shares purchased in the open market or through negotiated transactions (“Open Market Shares”). The decision to purchase Open Market Shares will depend upon the financial requirements of the Company. To the extent Original Issue Shares are purchased, the Company will use the proceeds for its continuing construction program and for other corporate purposes.

4.	Investment of Initial and Optional Payments

4.5	Common Stock acquired with initial and optional payments will either be Original Issue Shares, or Open Market Shares depending on the financial requirements of the Company. Movement between Original Issue Shares and Open Market Shares will not occur more than once in any 3-month period.

5.	Reinvestment of Dividends

5.2	Common Stock acquired with reinvested dividends will either be Original Issue Shares, or Open Market Shares depending on the financial requirements of the Company. Movement between Original Issue Shares and Open Market Shares will not occur more than once in any 3-month period.

and

RESOLVED, FURTHER, That with the adoption of the foregoing resolution, the Plan shall be republished, as amended and restated, effective as of the adoption of said amendments; and

RESOLVED, FURTHER, That the management committee charged with the responsibility of administering this Corporation’s tax-qualified pension plans (the “Benefits Committee”) is responsible for making the determination whether original issue or open market shares will be the source of common stock for the Plan; and

RESOLVED, FURTHER, That the Board authorizes the reservation of the Additional Shares to be issued and sold from time to time in accordance with the provisions of the Plan, subject to first obtaining all required governmental authorizations therefore and compliance with other terms and conditions as are hereinafter specified in these resolutions; and

RESOLVED, FURTHER, That the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President/Finance, Treasurer, Chief Accounting Officer, Secretary, and Assistant Corporate Secretaries (collectively, the “Authorized Officers” which term shall include such officers, attorneys, agents, and employees as they may respectively specify) are, and each of them hereby is, authorized to take such actions and execute such instruments as they deem necessary and suitable in order to carry out the intent and purpose of these resolutions and the execution by any such Authorized Officer of any such instrument, or the undertaking by any of them of any such action, in connection with the matters specified in these resolutions shall conclusively establish their authority therefore from this Corporation and the approval and ratification by this Corporation thereof; and

RESOLVED, FURTHER, That the Authorized Officers are, and each of them hereby is, authorized and directed, to prepare, execute and cause to be filed with the Securities and Exchange Commission (“SEC”) any required registration statements, and all amendments and supplements thereto, for the purpose of registering under the federal securities laws, the Additional Shares for issuance in accordance with the provisions of the Plan; and

RESOLVED, FURTHER, That each director of this Corporation appoints Jeffrey W. Shaw, George C. Biehl, Edward A. Janov, and Kenneth J. Kenny (or such other individuals as the Board may determine from time to time), and each of them individually, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for such person and in such person’s name, power, place and stead, in any and all capacities, to execute and file registration statements on the applicable form or forms and on behalf of this Corporation to execute and file any and all amendments and/or supplements thereto to be filed by this Corporation with the SEC under the federal securities laws, for the purpose of registering the Additional Shares for issuance in accordance with the provisions of the Plan; and

RESOLVED, FURTHER, That the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of this Corporation to prepare and file, or cause to be prepared and filed, applications for listing the Additional Shares on the New York Stock Exchange and any other stock exchange or exchanges that any of the Authorized Officers deems appropriate if listing of the Additional Shares is deemed advisable by any Authorized Officer; and that the Authorized

Officers are, and each of them hereby is, authorized in the name and on behalf of this Corporation to execute and deliver such applications and any listing agreements or documents required by any such exchange in connection therewith, and to make such changes in any of the same as may be necessary or appropriate to conform with the requirements for listing, and to communicate with and to appear (if requested) before the officials of any such exchange, and to file, or cause to be filed, amendments or supplements to any of the foregoing documents and take such other action that any Authorized Officer deems appropriate; and

RESOLVED, FURTHER, That the Additional Shares shall be executed on behalf of this Corporation by any one or more of the Authorized Officers, under the corporate seal of this Corporation reproduced or otherwise imprinted thereon, and shall be attested by this Corporation’s Secretary or any of its Assistant Secretaries; that the signature of each or both of such officers on the Additional Shares may be manual or facsimile; that the Additional Shares bearing the manual or facsimile signatures of individuals who were at the time the proper officers of this Corporation shall bind this Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Additional Shares or did not hold such offices at the dates of issuance of such shares; and

RESOLVED, FURTHER, That the Authorized Officers are, and each of them hereby is, authorized to pay any and all expenses and fees arising in connection with the issuance and sale of the Additional Shares, including, without limitation, qualification under the Exchange Act or under securities or Blue Sky laws of any state or other jurisdiction in which such shares are offered, any listings of the Additional Shares on any exchange and otherwise in connection with matters contemplated by these resolutions; and

RESOLVED, FURTHER, That the Authorized Officers are, and each of them hereby is, authorized in the name and on behalf of this Corporation to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such officers’ certificates, financing documents, and such other instruments and documents as any Authorized Officer deems necessary or appropriate in order to fully effectuate the purposes of the foregoing resolutions and any action taken by this Board; and

RESOLVED, FURTHER, That the Authorized Officers are, and each of them hereby is, authorized and directed on behalf of this Corporation to execute and deliver, or to cause to be executed and delivered, any and all agreements and documents necessary to effectuate the foregoing resolutions, with such terms and such changes therein as the Authorized Officers executing the same approve, with such approval being conclusively determined by the execution thereof; and

RESOLVED, FURTHER, That each of the Authorized Officers are, and each of them hereby is, authorized and directed on behalf of this Corporation to make, or cause to be made, such filings and to take, or cause to be taken, such other actions as may be necessary to effectuate the foregoing resolutions; and

RESOLVED, FURTHER, That all acts previously taken by each of the Authorized Officers in order to effectuate the purposes of these resolutions are hereby confirmed and ratified.

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